Item 77Q(1)(g)

Touchstone Tax-Free Trust

The following document is included in the General Municipal Money Market Funds Inc.'s N-14 filed with the SEC on May 11, 2015, (SEC Accession No. 0000899681-15-000340) and is
incorporated by reference herein:
Form of Agreement and Plan of Reorganization with respect to Touchstone Tax-Free Money Market Fund and General Municipal Money Market Fund.


The following document is included in the Money Market Obligation Trust's N-14 filed with the SEC on March 24, 2015, (SEC Accession No. 0001623632-15-000461) and is incorporated by reference herein:
Form of Agreement and Plan of Reorganization with respect to Touchstone Ohio Tax Free Money Market Fund and Federated Ohio Municipal Cash Trust.